                                                                    EXHIBIT 12

                              SUNTRUST BANKS, INC.
                       Ratio of Earnings to Fixed Charges
                                 (In thousands)

                                                  Nine Months Ended
                                                     September 30                  Year Ended December 31
                                               ------------------------    --------------------------------------
                                                  1997          1996          1996          1995          1994
                                               ----------    ----------    ----------    ----------    ----------
RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                   $  503,353    $  435,590    $  903,200    $  825,925    $  781,965
  Fixed charges                                   837,057       718,850     1,476,392     1,363,702       946,283
                                               ----------    ----------    ----------    ----------    ----------
    Total                                      $1,340,410    $1,154,440    $2,379,592    $2,189,627    $1,728,248
                                               ==========    ==========    ==========    ==========    ==========

Fixed charges:
  Interest on deposits                            566,898       537,828     1,083,035       988,725       704,803
  Interest on funds purchased                     155,445       110,417       245,502       239,080       122,055
  Interest on other short-term borrowings          43,315        26,676        48,264        54,843        42,519
  Interest on long-term debt                       63,631        36,661        85,031        68,114        63,119
  Portion of rents representative of the
    interest factor (1/3) of rental expense         7,768         7,268        14,560        12,940        13,787
                                               ----------    ----------    ----------    ----------    ----------
      Total                                    $  837,057    $  718,850    $1,476,392    $1,363,702    $  946,283
                                               ==========    ==========    ==========    ==========    ==========

Earnings to fixed charges                            1.60x         1.61x         1.61x         1.61x         1.83x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                   $  503,353    $  435,590    $  903,200    $  825,925    $  781,965
  Fixed charges                                   270,159       181,022       393,357       374,977       241,480
                                               ----------    ----------    ----------    ----------    ----------
    Total                                      $  773,512    $  616,612    $1,296,557    $1,200,902    $1,023,445
                                               ==========    ==========    ==========    ==========    ==========

Fixed charges:
  Interest on funds purchased                     155,445       110,417       245,502       239,080       122,055
  Interest on other short-term borrowings          43,315        26,676        48,264        54,843        42,519
  Interest on long-term debt                       63,631        36,661        85,031        68,114        63,119
  Portion of rents representative of the
    interest factor (1/3) of rental expense         7,768         7,268        14,560        12,940        13,787
                                               ----------    ----------    ----------    ----------    ----------
      Total                                    $  270,159    $  181,022    $  393,357    $  374,977    $  241,480
                                               ==========    ==========    ==========    ==========    ==========

Earnings to fixed charges                            2.86x         3.41x         3.30x         3.20x         4.24x


                                                Year Ended December 31
                                               ------------------------
                                                  1993          1992
                                               ----------    ----------
RATIO 1 - INCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                   $  700,662    $  575,768
  Fixed charges                                   804,281       988,111
                                               ----------    ----------
    Total                                      $1,504,943    $1,563,879
                                               ==========    ==========

Fixed charges:
  Interest on deposits                            632,307       832,372
  Interest on funds purchased                      87,900        87,038
  Interest on other short-term borrowings          21,623         7,027
  Interest on long-term debt                       48,839        48,560
  Portion of rents representative of the
    interest factor (1/3) of rental expense        13,612        13,114
                                               ----------    ----------
      Total                                    $  804,281    $  988,111
                                               ==========    ==========

Earnings to fixed charges                            1.87x         1.58x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

Earnings:
  Income before income taxes                   $  700,662    $  575,768
  Fixed charges                                   171,974       155,739
                                               ----------    ----------
    Total                                      $  872,636    $  731,507
                                               ==========    ==========

Fixed charges:
  Interest on funds purchased                      87,900        87,038
  Interest on other short-term borrowings          21,623         7,027
  Interest on long-term debt                       48,839        48,560
  Portion of rents representative of the
    interest factor (1/3) of rental expense        13,612        13,114
                                               ----------    ----------
      Total                                    $  171,974    $  155,739
                                               ==========    ==========

Earnings to fixed charges                            5.07x         4.70x